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                                                                   EXHIBIT 5.1
                                                                   -----------


                         JASPAN SCHLESINGER HOFFMAN LLP
                              300 Garden City Plaza
                           Garden City, New York 11530


                                                     January 10, 2005


Board of Directors of
Manchester Technologies, Inc.
160 Oser Avenue
Hauppauge, New York 11788

Gentlemen:

     We have acted as counsel to Manchester Technologies., Inc. (the "Registrant") in connection with its filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 1,500,000 shares (the "Shares") of the Registrant's authorized and unissued shares of Common Stock, $.01 par value, issuable upon the exercise of options under the Registrant's Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan (as amended, the "Plan").

     As such counsel, we have examined originals, or copies certified to our satisfaction, of the corporate records of the Registrant, agreements and other instruments, certificates of public officials, certificates of officers of the Registrant and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth. We have also examined the Registrant's Registration Statement on Form S-8 (Registration No. 333-71255) relating to the issuance of up to1, 1,100,000 shares of Common Stock pursuant to the Plan.

     In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

     On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable. Our opinion expressed above is limited to the federal law of the United States and the law of the State of New York.

     We hereby consent to be named in the Registration Statement as the attorneys who passed upon the legality of the Shares, and to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/ JASPAN SCHLESINGER HOFFMAN LLP